SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

LMP Real Estate Income Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Bulldog Investors, 250 Pehle Avenue, Suite 708,
Saddle Brook, NJ 07663
(201) 881-7111 // Fax: (201) 556-0097
pgoldstein@bulldoginvestors.com

					March 30, 2015


Dear Fellow Shareholder of LMP Real Estate Income Fund ("RIT"):

	Bulldog Investors is RIT's largest shareholder. RIT's shares have long traded at a sizeable discount to their net asset value ("NAV"). As of February 28, 2015, the NAV per share was $14.81 while the stock price was $13.01, a discount of 12.15%.

The Board concedes that the persistent discount is a problem and claims it "has examined and continues to examine options" to address it. We think it has had more than enough time to study the problem. THE TIME FOR ACTION IS NOW! That is why we will propose at the annual meeting that the Board authorize a self-tender offer for RIT's common shares at or close to NAV. The Board not only opposes a self-tender offer but has refused to allow shareholders to indicate on its proxy card whether they want to vote for or against our proposal. Therefore, if you give the Board your proxy, your shares will be voted against the proposal to authorize a self-tender offer
 -- EVEN IF YOU WANT TO VOTE FOR IT! We think that is unethical and demonstrates the Board's contempt for shareholder democracy.

TO VOTE ON THE SELF-TENDER OFFER PROPOSAL YOU MUST USE THE ENCLOSED GREEN
PROXY.

Why is the Board so hostile to a self-tender offer? Consider this. Each of RIT's so called "independent" directors serves on the boards of 31 funds managed by Legg Mason, the investment advisor to RIT. According to the Board's proxy statement, each "independent" director was "selected to join the Board based [in part] upon [his or her] service as a board member of other funds in the Legg Mason fund complex." For doing Legg Mason's bidding, each "independent" director receives well over $200,000 per year. That is very handsome pay for a part-time job that only requires a director to attend a few meetings a year.

Legg Mason is clearly conflicted. A self-tender offer for RIT will result in Legg Mason receiving lower management fees while shareholders that tender will receive a higher price for their shares than they could get by selling them in the market. That is why Legg Mason has budgeted more than $100,000 of its own funds to persuade shareholders to vote against our proposal and to keep its friendly "independent" directors on the Board. Legg Mason knows that they are unlikely to bite the hand that feeds them.

Because of the conflict between the so called "independent" directors that serve on the boards of 31 Legg Mason funds and the shareholders of RIT, we intend to nominate three directors that have no such conflict and no fear of losing their lucrative positions as "house" directors. Instead, they will act solely in the best interest of RIT's shareholders.

IT IS CRITICAL THAT YOU VOTE THE ENCLOSED GREEN PROXY. IF YOU HAVE ALREADY VOTED MANAGEMENT'S PROXY (EVEN IF YOU VOTED AGAINST THE BOARD'S NOMINEES), YOU MUST VOTE OUR GREEN PROXY IN ORDER TO ELECT OUR NOMINEES AND ADOPT THE SELF-TENDER OFFER PROPOSAL.

You may vote your proxy online at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683 if your shares are held in street name. Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today.
If you have any questions about how to vote your proxy, please call InvestorCom at 1-877-972-0090.

							Very truly yours,

							/S/ Phillip Goldstein

							Phillip Goldstein
							Principal








PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF LMP REAL ESTATE INCOME FUND FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of LMP Real Estate Income Fund Inc. (the "Fund") of record as of March 20, 2015. We are soliciting a proxy to vote your shares at the 2015 Annual Meeting of Shareholders
(the "Meeting") which is scheduled for May 29, 2015. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about April 1, 2015.

INTRODUCTION

The Board of Directors has determined to present one matter to be voted upon at the Meeting: the election of three directors. A shareholder affiliated with us intends to present a non-binding proposal recommending that the board authorize a self-tender offer for the common shares of the Fund at or close to net asset value ("NAV"). We are soliciting a proxy to vote your shares FOR the election of the nominees named below and FOR the shareholder proposal.

REASONS FOR THE SOLICITATION

The Fund's shares have traded at a double-digit discount to NAV since August 2013. Consequently, we are seeking to present the aforementioned proposal and to elect directors who are committed to addressing the Fund's discount.

HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR the election of the nominees named below and FOR the shareholder proposal. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

VOTING REQUIREMENTS

A quorum for the transaction of business by the shareholders at the Meeting is a majority of the shares outstanding on the record date and entitled to vote.
A plurality of the votes cast is sufficient to elect a director.The shareholder proposal will be approved if a majority of the votes cast vote for it. An abstention or a broker non-vote is not a vote cast and thus will have no effect on the election of directors or on whether the shareholder proposal is approved. Moreover, since this is a contested solicitation, we do not expect any broker non-votes.


REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to us; or
(iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1: ELECTION OF DIRECTORS

The board is comprised of nine directors, of which three will be elected at the Meeting. The board is nominating three incumbents and our affiliate intends to nominate the three persons named below. Each of our nominees has consented to being named in this proxy statement and to serve as a director if elected. There are no arrangements or understandings between Bulldog Investors or any of its affiliates and any nominee in connection with the nominations. Please refer to the Fund's proxy soliciting material for additional information concerning the election of directors.

Gerald Hellerman (born 1937); 5431 NW 21st Avenue, Boca Raton, FL 33496 -
Mr. Hellerman owned and served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, from 1993 to 2013. Mr. Hellerman is a director and chairman of the audit committee of Imperial Holdings, a director and chairman of the Audit Committee of MVC Capital, a director, chief compliance officer of the Mexico Equity and Income Fund and Special Opportunities Fund, Inc., and a director for Ironsides Partners Opportunity Offshore Fund.
Mr. Hellerman also served as a financial analyst and later as a branch chief with the U.S. Securities & Exchange Commission over a ten-year period, as Special Financial Advisor to the U.S. Senate Subcommittee on Antitrust and Monopoly for four years, and as the Chief Financial Analyst of the Antitrust Division of the U.S. Department of Justice for 17 years.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663 -- Mr. Dakos is a member of Bulldog Investors, LLC, the investment adviser of Special Opportunities Fund, Inc. and the investment partnerships comprising the Bulldog Investors group of private funds. He also is a manager of Kimball & Winthrop, LLC, the managing general partner of Bulldog Investors General Partnership, since 2012. From 2001-2012, Mr. Dakos was a member of the general partners of several private funds in the Bulldog Investors group of private funds and in 2012 became a member of Bulldog Holdings, LLC which became the sole owner of such general partners. Mr. Dakos has been a director of Special Opportunities Fund, Inc., a closed-end fund, since 2009, and the Mexico Equity and Income Fund, Inc., a closed-end fund, since 2001.
He has also been a director of Imperial Holdings, Inc., a specialty finance company, since 2012, and Brantley Capital Corporation, a business development company, intermittently from 2005-2013. From 2009-2012 he served as Chief Compliance Officer of Bulldog Investors, LLC.

Richard Cohen (born 1954); Lowey Dannenberg Cohen & Hart, P.C., One North Broadway, 5th Floor, White Plains, New York 10601-2310 - Since 1998, Mr. Cohen has been employed as a lawyer by Lowey Dannenberg Cohen & Hart, P.C., a law firm that represents investors and directors in public companies, including closed-end funds. He has been a Director of Lowey Dannenberg since 2005, served as its President from 2008-2014 and became the Chairman in 2015. He served as a Director, and was on the audit, compensation and nominating committee of, MGT Capital Corporation from 2011-2012. Mr. Cohen has represented institutional investors in a number of stockholder voting rights and corporate governance cases, and has advised boards of directors of public companies for more than 30 years.

None of our nominees is an interested person of the Fund and none owns any shares of the Fund.

Unless instructions to the contrary are given, your proxy will be voted in favor of each of the aforementioned nominees.

PROPOSAL 2: THE SHAREHOLDERS RECOMMEND THAT THE BOARD AUTHORIZE A SELF-TENDER OFFER FOR THE COMMON SHARES OF THE FUND AT OR CLOSE TO NET ASSET VALUE ("NAV").

Adoption of this non-binding proposal will direct the board to consider authorizing a self-tender offer for the Fund's common shares at or close to NAV. However, the board has the sole power to authorize any self-tender offer and to establish its parameters.

The Fund's shares have often traded at a sizeable discount to NAV. As of February 28, 2015, the NAV per share was $14.81 while the stock price was $13.01, a discount of 12.15%. We believe that the board should afford shareholders an opportunity to sell their shares to the Fund at a price that is closer to NAV than 12.15%.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $70,000.

PARTICIPANTS

Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, is the soliciting stockholder and as of March 20, 2015 beneficially owns 1,241,863 shares on behalf of clients which were purchased at various times beginning on January 27, 2014. In September 2014, 230,960 shares were sold. No "participant" has any direct or indirect arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes Bulldog Investors, the nominees designated above, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" has a greater role in a solicitation than may be the case.

March 30, 2015







PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE BOARD OF DIRECTORS OF LMP REAL ESTATE INCOME FUND (THE "FUND") FOR THE FUND'S 2015 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF THREE DIRECTORS

[ ] FOR GERALD HELLERMAN 			[ ] WITHHOLD AUTHORITY

[ ] FOR ANDREW DAKOS 			[ ] WITHHOLD AUTHORITY

[ ] FOR RICHARD COHEN 			[ ] WITHHOLD AUTHORITY

2. THE SHAREHOLDERS RECOMMEND THAT THE BOARD AUTHORIZE A SELF-TENDER OFFER FOR THE COMMON SHARES OF THE FUND AT OR CLOSE TO NET ASSET VALUE.

FOR [ ]			AGAINST [ ]			ABSTAIN [ ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above, and FOR Proposal 2. The undersigned hereby acknowledges receipt of the proxy statement dated March 30, 2015 of Bulldog Investors and revokes any proxy previously executed.




Signature(s) ___________________________________ 	Dated: ___________